Exhibit 99.1

For Immediate Release, Oct. 29, 2018

Media Contact: Melissa Moore, 503-220-2436, melissa.moore@nwnatural.com

Investor Contact: Nikki Sparley, 503-721-2530, nikki.sparley@nwnatural.com

Lower Rates for Natural Gas Customers Start Nov. 1

Reduction reflects declining gas prices and the conclusion of Oregon general rate case

Portland, Ore. Oct. 29, 2018 – Northwest Natural Gas Company (NW Natural) customers will be paying lower rates starting Nov. 1. This is the fourth straight year that the cost of natural gas has dropped, and customers are still paying less than they did 15 years ago.

New rates for Oregon customers incorporate the conclusion of the general rate case and the results of the annual Purchased Gas Adjustment (PGA). Together these adjustments result in a 2.1% or $1.10 savings for an average residential customer using 53 therms per month. Commercial customers will save 2.41% or $4.92 per month based on an average usage of 237 therms.

“We’re pleased to pass these savings on to customers,” said David H. Anderson, president and CEO of NW Natural. “The new rates in Oregon reflect not only lower gas costs, but also the recently approved general rate case. After 10 months of review with regulators and stakeholders, we’re pleased to reach conclusion on that, and we look forward to continuing to provide customers with high-quality, affordable service.”

The new rates include the Public Utility Commission of Oregon’s (OPUC) approval of a $23.4 million base rate increase, which equates to a net benefit to the company of $14.2 million. The increase recovers costs of company operations and investments in greater system reliability and resiliency.

The new rates also include the recently OPUC-approved PGA reduction of 6.2% in residential rates and 5.8% in small commercial rates. Filed each year, the PGA takes into account a lower cost of natural gas, which is primarily the result of an abundant supply projected for the year ahead, and other year-to-year adjustments and costs approved by regulators.

The effect of rate changes may vary for individual customers depending on their customer category, usage and other factors.

About NW Natural

NW Natural serves approximately two million people in more than 140 communities through more than 740,000 meters in Oregon and Southwest Washington. It has one of the most modern pipeline systems in the nation. NW Natural consistently leads the industry with high J.D. Power & Associates customer satisfaction scores. A 159-year-old regulated utility, NW Natural is expanding its storage in Oregon to support renewables. More information is at nwnatural.com.

Forward Looking Statements

This report, and other presentations made by NW Natural from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, risks, capital expenditures and allocations, customer growth, commodity and other costs, customer rates growth, financial positions, timing or effects of future regulatory proceedings or future regulatory approvals, system investments and effects thereof, financial and other effects of the rate case, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future operational, economic or financial performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors”, and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosure about Market Risk” in the Company’s most recent Annual Report on Form 10-K and in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”, and Part II, Item 1A, “Risk Factors”, in the Company’s quarterly reports filed thereafter.

All forward-looking statements made in this report and all subsequent forward-looking statements, whether written or oral and whether made by or on behalf of the Company, are expressly qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

New factors emerge from time to time and it is not possible for the Company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

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